UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2010
PRIMO WATER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34850	30-0278688
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
104 Cambridge Plaza Drive
Winston-Salem, NC 27104
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 336-331-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.
As previously reported, on November 10, 2010, Primo Water Corporation (the “Company”) acquired certain assets of Culligan Store Solutions, LLC and Culligan of Canada, Ltd. (the “Culligan Refill Business”) pursuant to an asset purchase agreement dated June 1, 2010 (the “Asset Purchase Agreement”). As a result of the exercise of the over-allotment option by the underwriters in the Company’s initial public offering (as further described in Item 8.01 below), the approximately $105.0 million purchase price for the Culligan Refill Business was comprised of approximately $74.0 million in cash and 2,587,500 shares (the “Shares”) of the Company’s common stock (valued at the $12.00 per share initial public offering price). On November 22, 2010, the Company issued the Shares to Culligan International Company (“Culligan International”).
The Shares were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Culligan International is an “accredited investor” as defined in Regulation D. In addition, the Company received customary “private placement” representations in the Asset Purchase Agreement, including representations to the effect that the Shares are being acquired for investment and not with a view to or in connection with an unlawful distribution thereof and that Culligan International received adequate information about the Company or had access to such information in order to evaluate an investment in the Shares. There were no underwriting discounts or commissions payable in connection with the issuance of the Shares.
Item 8.01      Other Events.
On November 15, 2010, the underwriters of the Company’s initial public offering exercised in full their over-allotment option to purchase 1,250,000 shares of the Company’s common stock. The option was granted in connection with the Company’s initial public offering of 8,333,333 shares of its common stock at $12.00 per share, which closed November 10, 2010. The issuance of the additional 1,250,000 shares upon the exercise of the over-allotment option closed November 18, 2010.
The approximately $14.0 million net cash proceeds from the underwriters’ exercise of the over-allotment option was added to the cash portion of the purchase price for the Company’s acquisition of the Culligan Refill Business described in Item 3.02 above. Correspondingly, the number of shares of common stock the Company issued in connection with the acquisition of the Culligan Refill Business was decreased by an amount equal to the net cash proceeds received by the Company upon the exercise of the over-allotment option.
On November 18, 2010, the Company issued a press release announcing the underwriters’ exercise of the over-allotment option and the completion of its initial public offering. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits
The following exhibit is filed herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 18, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMO WATER CORPORATION

Date: November 22, 2010	By:	/s/ Mark Castaneda

	Name:	Mark Castaneda
	Title:	Chief Financial Officer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 18, 2010	001-34850
PRIMO WATER CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 18, 2010